UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SEMPRA ENERGY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐    Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

Notes:

Reg.  (S)  240.14a-101.

SEC  1913  (3-99)

Sempra Energy Shareholder Meeting

Notice & Admission Ticket

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

Important Notice Regarding the Availability of Proxy Materials for the

Sempra Energy Shareholder Meeting to be Held on May 12, 2010

You are receiving this notice that the proxy materials for the annual meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy of the proxy materials. The items to be voted on and location of the annual meeting are below. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, Annual Report and Proxy Card are available at:

http://www.amstock.com/ProxyServices/Sempra

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.
Step 1:	Go to www.voteproxy.com
Step 2:	To view your proxy materials, click View Materials Online
Step 3:	Click on the specific Sempra Energy document you would like to view
Step 4:	To vote your shares online, click Vote Your Online Proxy and follow the instructions. The website will also give you a toll-free telephone number if you wish to vote by telephone.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials — If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 28, 2010 to facilitate timely delivery.

Sempra Energy Shareholder Meeting Notice & Admission Ticket

The Sempra Energy 2010 Annual Meeting of Shareholders will be held on May 12, 2010 at the Balboa Bay Club & Resort, 1221 West Coast Highway, Newport Beach, California, at 10:00 a.m. Pacific Standard Time. Directions to the Annual Meeting are located at the end of the Proxy Statement. Upon arrival, please present this admission ticket and photo identification at the registration desk.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.	Election of Directors: James G. Brocksmith Jr., Donald E. Felsinger, Wilford D. Godbold Jr., William D. Jones, William G. Ouchi, Carlos Ruiz, William C. Rusnack, William P. Rutledge, Lynn Schenk and Neal E. Schmale.
2.	Ratification of Independent Registered Public Accounting Firm.

The Board of Directors recommends that you vote AGAINST the following proposal:

3.	Shareholder Proposal for an Advisory Vote on Executive Compensation.

PLEASE NOTE: YOU CANNOT VOTE BY RETURNING THIS NOTICE.

To vote your shares, you must vote online, request a paper copy of the proxy materials to receive a proxy card, or call the toll-free number provided at www.voteproxy.com. If you wish to attend and vote at the meeting, please bring this notice with you.

Here is how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the Internet, telephone or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the numbers in the boxes on the first page of this notice when requesting a set of proxy materials.

g	Internet - To receive paper copies, go to www.voteproxy.com and click on Request Paper Copies of Materials. To receive mailings via email, go to www.amstock.com, log in to your account and click on Receive Company Mailings via Email.
g	Telephone - To request paper copies by telephone, call us toll-free at 1-888-PROXYNA (1-888-776-9962) from the
United States and Canada or 1-718-921-8562 from other countries.
g	Email - To request paper copies by emailing us, email: info@amstock.com.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 28, 2010.